Exhibit 99.1

Quest Resource Announces Execution of New Asset-Based Loan Facility

THE COLONY, TX, Feb. 27, 2017 – Quest Resource Holding Corporation (NASDAQ: QRHC) (“Quest”) and certain of its subsidiaries, announced today that they entered into a Loan, Security and Guaranty Agreement (the “Loan Agreement”), dated as of February 24, 2017, with Citizens Bank, National Association as a lender, and as administrative agent, collateral agent, and issuing bank, which provides for an asset-based revolving credit facility (the “ABL Facility”) of up to $20 million and an equipment loan facility in the maximum principal amount of $2.0 million.

Each loan under the ABL Facility bears interest, at the borrowers’ option, at either the Base Rate, plus the Applicable Margin, or the LIBOR Lending Rate for the Interest Period in effect, plus the Applicable Margin. The maturity date of the revolving credit facility is February 24, 2022. The ABL Facility replaces the Company’s existing senior secured loan facility.

Loans under the equipment loan facility may be requested at any time until February 24, 2019. Each loan under the equipment loan facility bears interest at either the Base Rate, plus 2.00%, or the LIBOR Lending Rate for the Interest Period in effect, plus the 3.00%. The maturity date of the equipment loan facility is February 24, 2022.

Certain of Quest’s subsidiaries are the borrowers under the Loan Agreement. Quest and one of our subsidiaries are guarantors under the Loan Agreement. In addition, obligations under the facility are secured by certain first-priority security interests in substantially all of the tangible and intangible personal property of the borrowers, including a pledge of the capital stock and membership interests, as applicable, of certain of their direct and indirect subsidiaries. The guarantors under the Loan Agreement have granted a first priority lien on the capital stock and membership interests, as applicable, of certain of their direct and indirect subsidiaries.

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About Quest Resource Holding Corporation

Quest provides businesses with one-stop management programs to reuse, recycle, and dispose of a wide variety of waste streams and recyclables generated by their businesses. Quest’s comprehensive reuse, recycling, and proper disposal management programs are designed to enable regional and national customers to have a single point of contact for managing a variety of waste streams and recyclables. Quest also operates environmentally based social media and online data platforms that contain information and instructions necessary to empower consumers and consumer product companies to recycle or properly dispose of household products and materials. Quest’s directory of local recycling and proper disposal options empowers consumers directly and enables consumer product companies to empower their customers by giving them the guidance necessary for the proper recycling or disposal of a wide range of household products and materials, including the “why, where, and how” of recycling.

Safe Harbor Statement

The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act. All statements other than statements of historical facts contained in this press release, including statements regarding our future operating results, future financial position, business strategy, objectives, goals, plans, prospects, and markets, and plans and objectives for future operations, are forward-looking statements.

All forward-looking statements included herein are based on information available to us as of the date hereof and speak only as of such date. Except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements. The forward-looking statements contained in or incorporated by reference into this press release reflect our views as of the date of this press release about future events and are subject to risks, uncertainties, assumptions, and changes in circumstances that may cause our actual results, performance, or achievements to differ significantly from those expressed or implied in any forward-looking statement. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future events, results, performance, or achievements. A number of factors could cause actual results to differ materially from those indicated by the forward-looking statements, including those risks detailed from time to time in our reports to the SEC, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

Quest Investor Relations Contact:

Michael Bayes

Liviakis Financial Communications

michaelbayes@liviakis.com

415.389.4670